Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 29, 2023 (which includes an explanatory paragraph relating to FAST Acquisition Corp. II’s ability to continue as a going concern), relating to the financial statements of FAST Acquisition Corp. II, appearing in the Registration Statement No. 333-269778 on Form S-4 of Falcon’s Beyond Global, Inc.

/s/ WithumSmith+Brown, PC

New York, New York

December 11, 2023